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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                      PURSUANT TO SECTION 12(b) OR 12(g) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

                              RAIT INVESTMENT TRUST
                              ---------------------
             (Exact Name of Registrant as Specified in its Charter)

                    MARYLAND                                23-2919819
                    --------                                ----------
   (State of Incorporation or Organization)              (I.R.S. Employer
                                                         Identification No.)

             C/O RAIT PARTNERSHIP, L.P.
           1818 MARKET STREET, 28TH FLOOR
                  PHILADELPHIA, PA                            19103
                  ----------------                            -----
      (Address of Principal Executive Offices)              (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:
333-103618

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

    Title of Each Class                         Name of Each Exchange on Which
    to be so Registered                          Each Class is to be Registered
    -------------------                          ------------------------------

      NOT APPLICABLE                                NOT APPLICABLE

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

% SERIES B CUMULATIVE REDEEMABLE PREFERRED SHARES OF BENEFICIAL INTEREST, PAR
                              VALUE $.01 PER SHARE
------------------------------------------------------------------------------
                                (Title of Class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

      ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      The title of the preferred shares of the Registrant being registered hereby is ____% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest (the "Series B Preferred Shares"). The description of the Series B Preferred Shares is contained in the Registrant's
      Rule 424(b)(5) filing of September 27, 2004, relating to the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on March 5, 2003, under the caption, "Description of Series B Preferred Shares," which description is hereby incorporated herein by reference thereto.

      ITEM  2. EXHIBITS.

      Instruments defining the rights of holders of the securities being registered hereunder:

3.1(1)   Amended and Restated Declaration of Trust

3.1.1(2) Articles of Amendment of Amended and Restated Declaration of Trust

3.1.2(3) Articles of Amendment of Amended and Restated Declaration of Trust

3.1.3(4) Certificate of Correction to the Amended and Restated Declaration of
         Trust

3.1.4(5) Articles Supplementary relating to the 7.75% Series A Cumulative
         Redeemable Preferred Shares of Beneficial Interest (the "Series A Articles Supplementary")

3.1.5(5) Certificate of Correction to the Series A Articles Supplementary

3.1.6 Form of Articles Supplementary relating to the ____% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest

3.2(1)   Bylaws

4.1(6)   Certificate of Series B Preferred Shares

(1) Incorporated herein by reference to RAIT Investment Trust's Registration Statement on Form S-11 (File No. 333-35077), as amended.

(2) Incorporated herein by reference RAIT Investment Trust's Registration Statement on Form S-11 (File No. 333-53067), as amended.

(3) Incorporated herein by reference to RAIT Investment Trust's Registration Statement on Form S-2 (File No. 333-55518), as amended.

(4) Incorporated herein by reference to RAIT Investment Trust's Form 10-Q for the Quarterly Period ended March 31, 2002 (File No. 1-14760).

(5) Incorporated herein by reference to RAIT Investment Trust's Form 8-K as filed with the Securities and Exchange Commission on March 18, 2004 (File No. 1-14760).

(6)   To be filed by amendment.

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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 29, 2004                 RAIT INVESTMENT TRUST

                                         By: /s/ Ellen J. DiStefano
                                             ----------------------------------
                                             Ellen J. DiStefano
                                             Executive Vice President and Chief
                                             Financial Officer